Exhibit 99.1

SPX FLOW REPORTS FOURTH QUARTER AND FULL YEAR 2018 RESULTS; JOURNEY TO HIGH-PERFORMANCE CULTURE CONTINUES IN 2019

●	Upbeat Q4 2018 with Organic Revenue Growth and Margin Expansion

	○	Revenues up 2% Year-Over-Year; 5% Organic* Revenue Growth Includes 13% Growth in Industrial Segment

	○	Segment Income Margins Up 70 Points Year-Over-Year

	○	Orders Steady Sequentially with 1% Organic Growth from Q3 to Q4

●	2018 Full Year Results Show Progress on Journey to High-Performance Culture

	○	7% Revenue Growth; 5% Organic* Revenue Growth

	○	19% Growth in Adjusted EBITDA* and 200 Points of Operating Margin Expansion

	○	Executed High Value Product Line Strategy; 6% Organic Order Growth in Aggressive Investment Products

	○	Reduced Gross Debt 14%; Reduced Gross Leverage to 2.8x, Net Leverage to 2.2x

●	2019 Focused on Operational Excellence, Targeted Growth and Balance Sheet Strengthening

	○	2019 EPS Guidance of $2.20 to $2.55 and Adjusted EPS* of $2.40 to $2.75

	○	2019 Adjusted EBITDA* Guidance of $245 to $265 Million

	○	Disciplined Capital Allocation with $50 to $75 Million Debt Reduction
____________________________________________________________________________________
CHARLOTTE, NC - February 5, 2019 - SPX FLOW, Inc. (NYSE:FLOW) a leading provider of process solutions and flow control technologies, today reported results for the quarter and full year ended December 31, 2018 and issued 2019 full year guidance.
“In 2018 we made great progress on our journey to transform SPX FLOW into a high performing operating enterprise, highlighted by strong execution of our high-value product line strategy, the implementation of ‘Pathway to Excellence’ as our business operating system and an infusion of highly talented leaders into our operational and commercial teams. Our progress was underscored by 5% organic revenue growth, 19% growth in adjusted EBITDA and 200 points of operating margin expansion versus the prior year. I want to thank all of our global team members for their hard work, contributions to our 2018 success and on-going dedication to serving customers,” said Marc Michael, President and Chief Executive Officer.
“We are focused on growing our highest margin product lines and exercising discipline in project-related businesses where our emphasis is enhancing performance. As a result, we expect to see a favorable shift in margin performance as we move into the second half of 2019 and into 2020. In contrast, we are planning for a lower level of project related revenue, specifically in our food and beverage systems business where our selective approach contributed to a (32)%, or ($114) million, reduction in orders last year. This reduction was specifically concentrated in large dry dairy process applications, a portion of the market where we have methodically decreased the company’s exposure and plan to adjust our cost structure accordingly in 2019. Going forward, we will maintain our capability and technology in dry processing and remain committed to delivering on our commitments to customers.”
“Looking at 2019, we entered the year with steady end markets, improved backlog and a business operating system that enables us to effectively manage our global operations. We are targeting underlying organic revenue growth of 1% to 3% to offset a decline of ~$40 million of organic revenue in our food and beverage systems business. On a consolidated basis, we expect to drive 100 points of segment income margin expansion on flat organic revenue. Excluding the restructuring expenses related to discrete strategic actions, adjusted EPS guidance is $2.40 to $2.75 per share and adjusted EBITDA is expected to be between $245 and $265 million, up 7% at the mid-point on a comparable basis to 2018. Net of investments in capex, new product development and restructuring, we expect free cash flow conversion in the range of 100% to 120% of net income and intend to remain prudent on capital allocation with $50 to $75 million earmarked for further debt reduction in 2019.”

“It is still early in our journey to achieve high-performance and we recognize our path is not linear as we execute our long-term strategy. Our global team is committed to establishing a winning culture and aligned to the key initiatives we are emphasizing to drive sustainable, profitable growth and outsized margin expansion over time. Our key initiatives are focused on increasing productivity, reducing lead times and accelerating working capital turns while we continue to invest for growth in our high-value product lines and aftermarket business. Given our progress over the past three years, I am confident in our future and believe 2019 will be an important turning point on our journey,” concluded Michael.
Fourth Quarter 2018 Overview:

$ millions; except per share data	Q4 2018	Q4 2017	Variance	Organic Variance
Backlog	$952.9	$998.1	(4.5)%	(0.6)%
Orders	500.8	564.9	(11.3)%	(8.4)%
Revenues(1)	538.3	529.2	1.7%	5.1%
Segment Income	63.5	58.6	8.4%
Margin %	11.8%	11.1%	70bps
Operating income	30.9	42.0	(26.4)%
Margin %	5.7%	7.9%	-220bps
Net income (loss)	(27.1)	30.7
EPS	$(0.64)	$0.72

EBITDA*	$47.3	$60.2	(21.4)%
Operating Cash Flow	57.6	87.8
Free Cash Flow*	49.4	82.1

•
In the fourth quarter 2018, the company reported a net loss per share of $0.64 which included $0.88 per share of tax losses primarily related to U.S. tax reform measurement period adjustments and other discrete tax charges, asset impairment charges of $0.34 per share and certain restructuring charges of $0.08 per share. Excluding these items and on a comparable basis to management’s guidance, adjusted earnings per share were $0.66.

•
Backlog decreased (4.5)% due to foreign currency translation, which negatively impacted backlog by (3.9)%, and an organic decline of (0.6)%. The organic decline reflects management’s strategy to focus order growth on higher value product lines and reduce its exposure to large project orders, specifically in food and beverage dry dairy systems where backlog declined $(66.1) million, a (6.6)% organic impact to the consolidated backlog. Across the rest of the business, backlog grew $59.7 million, a 6.0% organic increase to the consolidated backlog. This growth was concentrated in higher margin product lines.

•
Orders declined (11.3)% with currency a (2.9)% negative impact and organic orders down (8.4)%, or ($47.4) million. The organic decline reflects a lower level of food and beverage system orders, partially offset by healthy order growth of 5.6% in the Industrial segment.

•
Revenues grew 1.7%. Organic growth of 5.1% was offset partially by a (2.9)% currency headwind and the adoption of the ASC 606 revenue recognition standard, which negatively impacted revenues (0.5)% as compared to the prior year. The organic revenue growth was led by 13.3% growth in the Industrial segment and 6.2% growth in the Food and Beverage segment. In contrast, organic revenue in the Power and Energy segment declined (6.3)% in the quarter.

•
Segment income was $63.5 million, up 8.4% versus the prior year and segment income margins expanded 70 points to 11.8%. The increased profitability was driven by leverage on the organic revenue growth described above.

•
Operating income was $30.9 million, or 5.7% of revenues, and included asset impairment charges of $14.6 million related to certain assets in the Food and Beverage segment, and restructuring charges of $4.5 million, of which $3.5 million related to the company's strategy to reduce its exposure to large dry dairy systems.

•
Excluding the impairment and restructuring charges related to the company's strategy to reduce its exposure to large dry dairy systems noted above, adjusted operating income* was $49.0 million, or 9.1% of revenues, up 80 points year-over-year on a comparable basis.

•	Net cash generated from operating activities was $57.6 million and capital expenditures were $8.2 million, resulting in free cash flow* of $49.4 million.

Fourth Quarter 2018 Results by Segment:
Food and Beverage

$ millions	Q4 2018	Q4 2017	Variance	Organic Variance
Backlog	$317.2	$371.7	(14.7)%	(10.9)%
Orders	174.6	234.7	(25.6)%	(22.4)%
Revenues(1)	195.0	197.1	(1.1)%	6.2%
Income	22.4	22.2	0.9%
% of revenues	11.5%	11.3%	20bps
Note: The commentary below is compared to the prior year period.

•
Backlog decreased (14.7)%, including a (3.8)% negative impact from currency and an organic decline of (10.9)%. The organic decline was due to the reduction in systems backlog previously mentioned, offset partially by double-digit growth in component and aftermarket backlog.

•
Orders declined (25.6)%. Currency was a (3.2)% headwind and organic orders declined (22.4)%, or $(52.5) million. The organic decline was due to a lower level of system orders as two large dry dairy orders awarded in Q4 2017 and totaling $72 million did not repeat. Partially offsetting the decline was a mid-single-digit increase in component and aftermarket orders.

•
Revenues declined (1.1)%. ASC 606 drove a (4.3)% decline in revenue and currency was a (3.0)% headwind. Organic revenue* growth was 6.2%, driven by execution of large system projects in backlog and increased aftermarket service sales, offset partially by a decline in component deliveries into North America.

•	Segment income was $22.4 million, up 0.9% versus the prior year and margins expanded 20 points to 11.5%.

Power and Energy

$ millions	Q4 2018	Q4 2017	Variance	Organic Variance
Backlog	$412.3	$409.1	0.8%	4.4%
Orders	141.7	150.3	(5.7)%	(3.4)%
Revenues(1)	147.2	151.3	(2.7)%	(6.3)%
Income	14.8	14.2	4.2%
% of revenues	10.1%	9.4%	70bps
Note: The commentary below is compared to the prior year period.

•
Backlog increased 0.8% as organic growth of 4.4% was mostly offset by a negative impact from currency of (3.6)%. The organic backlog growth was driven by a higher level of pump and midstream valve orders.

•	Orders decreased by (5.7)%. Currency translation negatively impacted orders by (2.3)% and organic orders declined (3.4)% due primarily to timing of midstream valve orders in North America.

•
Revenues decreased (2.7)%. ASC 606 benefited revenue by 6.1% and currency was a (2.5)% headwind. Organic revenue* declined (6.3)% on a lower level of valve and pump shipments, partially offset by increased aftermarket sales.

•	The increase in segment income and margin was driven by the increase in aftermarket sales noted above.

Industrial

$ millions	Q4 2018	Q4 2017	Variance	Organic Variance
Backlog	$223.4	$217.3	2.8%	7.4%
Orders	184.5	179.9	2.6%	5.6%
Revenues(1)	196.1	180.8	8.5%	13.3%
Income	26.3	22.2	18.5%
% of revenues	13.4%	12.3%	110bps
Note: The commentary below is compared to the prior year period.

•
Backlog increased 2.8% as organic growth of 7.4% offset a (4.6)% negative impact from currency. The organic growth was concentrated in the mixer, hydraulic tools and pump product lines, partially offset by a reduced level of heat exchanger backlog.

•
Orders grew 2.6% as organic growth of 5.6% offset a (3.0)% negative impact from currency translation. The organic order growth was broad-based across all product lines, led by double-digit order growth for hydraulic tools.

•
Revenues grew 8.5%. Currency translation and ASC 606 negatively impacted revenue by (3.1)% and (1.7)%, respectively. Organic growth was 13.3% with growth across each product line, led by double-digit organic growth in mixer shipments.

•	Segment income increased 18.5% to $26.3 million and margins expanded 110 points to 13.4%.

Full Year 2018 Overview:

$ millions; except per share data	2018	2017	Variance	Organic Variance
Backlog	$952.9	$998.1	(4.5)%	(0.6)%
Orders	2,085.1	2,116.1	(1.5)%	(2.2)%
Revenues(1)	2,090.1	1,951.5	7.1%	5.0%
Segment income	241.3	196.5	22.8%
Margin %	11.5%	10.1%	140bps
Operating income	168.4	119.1	41.4%
Margin %	8.1%	6.1%	200bps
Net income	44.0	46.4
EPS	$1.03	$1.10	(6.4)%

EBITDA*	$220.9	$181.2	21.9%
Operating Cash Flow	105.6	205.0
Free Cash Flow*	80.1	185.6

•
Orders declined (1.5)% including an organic decline of (2.2)%, or ($46.8) million and a currency benefit of 0.7%. On an organic basis, orders for food and beverage systems declined (31.9)% or ($114.1) million, reflecting the company’s selectivity in dry dairy systems. This decline more than offset organic growth of 3.8%, or $67.3 million, in aggregate across the rest of the business, concentrated in the company’s highest value product lines and aftermarket businesses.

•
Revenues grew 7.1% including the impact of ASC 606 and foreign currency translation which benefited revenue by 1.4% and 0.7%, respectively. Organic revenue* grew 5.0% with growth across all three segments, led by 8.5% growth in Industrial, 4.9% growth in Power and Energy and 1.6% growth in Food and Beverage.

•
Segment income and margin were $241.3 million and 11.5%, up 22.8% and 140 points versus the prior year. The increases in segment income and margin were primarily driven by the organic revenue growth mentioned above, cost reductions and lower incentive compensation expense.

•
Operating income and margin were $168.4 million and 8.1%, an increase of 41.4% and 200 points versus the prior year, driven primarily by the increase in segment income noted above and, to a lesser extent, a reduction in corporate expense and restructuring charges. This was partially offset by impairment charges of $14.6 million related primarily to certain assets in the Food and Beverage segment.

•	Restructuring charges were $8.4 million in 2018, compared to $14.4 million in 2017.

•
Excluding $18.1 million of impairment and restructuring charges related to the company's strategy to reduce its exposure to large dry dairy systems, adjusted operating income* was $186.5 million, or 8.9% of revenues, up 180 points year-over-year on a comparable basis.

•
Other income (expense) was $(5.5) million as compared to $1.3 million in the prior year period primarily driven by foreign currency losses as the U.S. Dollar strengthened against certain foreign currencies, primarily the Angolan Kwanza.

•	Diluted net earnings per share were $1.03 and included:

◦	Tax charges of $0.87 per share, primarily related to U.S. tax reform measurement period adjustments, and other discrete tax charges;

◦	Impairment charges of $0.34 per share; and

◦	Restructuring charges of $0.08 per share.

•	Excluding the items noted above, adjusted earnings per share* were $2.32 and adjusted EBITDA* was $239.0 million, up 19% year-over-year.

•
Net cash from operating activities was $105.6 million and included $12.9 million of cash outflows for restructuring activities. Free cash flow* was $80.1 million and included the net cash from operating activities and $25.5 million in capital expenditures, which increased 31% year-over-year.

2019 Full Year Guidance:

•	Revenues expected to be down (3)% to (1)% year-over-year:

◦	Assumes a currency headwind of ~(2)%, or $(40) million

◦	Organic revenues of (1)% to 1% in total:

▪	Expect a $(40.0) million decline in Food & Beverage revenues driven by a decline in large dry dairy systems

▪	Targeting 1% to 3% organic revenue growth across the rest of business

•	Earnings per share of $2.20 to $2.55:

◦	Includes $15 to $20 million of restructuring expense

◦	Assumes an effective tax rate in the range of 28% to 30%

•	Free cash flow in the range of $105 to $125 million, including investments of:

◦	$30 million in capital expenditures; and

◦	$15 to $20 million in restructuring payments

•	Capital allocation of $50 to $75 million towards debt reduction
2019 Adjusted Full Year Guidance:

•	Adjusted EPS of $2.40 to $2.75 and adjusted EBITDA* in the range of $245 to $265 million:

◦	Includes ~$5 million of annual run-rate restructuring expense

◦	Excludes $10 to $15 million of restructuring expense related to discrete strategic actions

OTHER ITEMS
Debt Repayment: During Q4 2018 the company made voluntary prepayments of $60.0 million on its term loan. These payments, coupled with the required principal payments, reduced the outstanding principal balance of the term loan to $140.0 million.
Form 10-K: The company expects to file its annual report on Form 10-K for the year ended December 31, 2018 with the Securities and Exchange Commission on February 5, 2019. This press release should be read in conjunction with that filing, which will be available on the company’s website at www.spxflow.com, in the Investor Relations section.
About SPX FLOW, Inc.: Based in Charlotte, North Carolina, SPX FLOW, Inc. (NYSE: FLOW) innovates with customers to help feed and enhance the world by designing, delivering and servicing high value solutions at the heart of growing and sustaining our diverse communities. The company's product offering is concentrated in rotating, actuating and hydraulic technologies, as well as automated process systems, into food and beverage, industrial and power and energy markets. SPX FLOW has approximately $2 billion in annual revenues with operations in more than 30 countries and sales in more than 150 countries. To learn more about SPX FLOW, please visit www.spxflow.com.

*Non-GAAP measure. See attached schedules for reconciliation from most comparable GAAP measure. Management believes these Non-GAAP metrics are commonly used financial measures for investors to evaluate our operating performance for the periods presented, and when read in conjunction with our consolidated financial statements, present a useful tool to evaluate our ongoing operations and provide investors with metrics they can use to evaluate our management of the business from period to period. In addition, these are some of the factors we use in internal evaluations of the overall performance of our business.

Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these Non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these Non-GAAP measures are not necessarily comparable to similarly-titled measures used by other companies.

(1) Organic revenue growth (decline) is calculated on a constant currency basis and excludes the net impact related to the adoption of the ASC 606 revenue recognition standard.
Note: Net leverage is as defined by the company’s credit facility.
Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read these results in conjunction with the company’s documents filed with the Securities and Exchange Commission, including its annual report on form 10-K for the year ended December 31, 2018. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. Actual results may differ materially from these statements. The words “expect,” “anticipate,” “plan,” “target,” “project,” “believe” and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. These statements are only predictions. Actual events or results may differ materially because of market conditions or other factors, and forward-looking statements should not be relied upon as a prediction of actual results. All the forward-looking statements in this press release are qualified in their entirety by reference to the factors discussed under the heading “Risk Factors” in the company’s most recent Form 10-K and in any other documents filed by the company with the Securities and Exchange Commission that describe risks and factors that could cause actual results to differ materially from those projected in these forward-looking statements. These risk factors may not be exhaustive. Further, the company operates in a continually changing business environment and cannot predict new risk factors that may arise as a result of these changes. In addition, estimates of future operating results are based on the company’s current complement of businesses, which is subject to change. Statements in this press release speak only as of the date of this press release, and SPX FLOW disclaims any responsibility to update or revise such statements.

Investor and Media Contacts:
Stewart Honeycutt, Manager, Investor Relations
704-752-4472
E-mail: investor@spxflow.com

Barrett Brown, Communications Manager
704-752-4662

SPX FLOW, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2018	2017	2018	2017
Revenues	$538.3	$529.2	$2,090.1	$1,951.5
Cost of products sold	373.4	364.0	1,433.7	1,335.1
Gross profit	164.9	165.2	656.4	616.4
Selling, general and administrative	110.8	117.2	447.9	460.4
Intangible amortization	4.1	4.3	17.1	17.6
Asset impairment charges	14.6	0.8	14.6	4.9
Restructuring and other related charges	4.5	0.9	8.4	14.4
Operating income	30.9	42.0	168.4	119.1

Other income (expense), net	2.7	3.1	(5.5)	1.3
Interest expense, net	(10.9)	(15.3)	(47.1)	(62.5)
Income before income taxes	22.7	29.8	115.8	57.9
Income tax benefit (provision)	(49.2)	1.1	(71.1)	(11.1)
Net income (loss)	(26.5)	30.9	44.7	46.8
Less: Net income attributable to noncontrolling interests	0.6	0.2	0.7	0.4
Net income (loss) attributable to SPX FLOW, Inc.	$(27.1)	$30.7	$44.0	$46.4

Basic income (loss) per share of common stock	$(0.64)	$0.73	$1.04	$1.11
Diluted income (loss) per share of common stock	$(0.64)	$0.72	$1.03	$1.10

Weighted average number of common shares outstanding - basic	42.436	41.912	42.197	41.799
Weighted average number of common shares outstanding - diluted	42.436	42.445	42.633	42.183

SPX FLOW, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	December 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and equivalents	$213.3	$263.7
Accounts receivable, net	375.7	381.4
Contract assets	69.3	57.7
Inventories, net	304.8	293.9
Other current assets	44.3	50.0
Total current assets	1,007.4	1,046.7
Property, plant and equipment:
Land	34.2	35.1
Buildings and leasehold improvements	232.1	238.3
Machinery and equipment	463.3	461.6
	729.6	735.0
Accumulated depreciation	(394.1)	(374.1)
Property, plant and equipment, net	335.5	360.9
Goodwill	744.3	771.3
Intangibles, net	312.3	350.3
Other assets	152.3	159.8
TOTAL ASSETS	$2,551.8	$2,689.0

LIABILITIES, MEZZANINE EQUITY AND EQUITY
Current liabilities:
Accounts payable	$203.7	$219.4
Contract liabilities	174.9	182.3
Accrued expenses	195.3	207.3
Income taxes payable	28.2	21.6
Short-term debt	26.0	24.2
Current maturities of long-term debt	21.2	20.5
Total current liabilities	649.3	675.3
Long-term debt	722.1	850.9
Deferred and other income taxes	83.6	63.3
Other long-term liabilities	112.2	125.5
Total long-term liabilities	917.9	1,039.7
Mezzanine equity	21.5	22.2
Equity:
SPX FLOW, Inc. shareholders’ equity:
Common stock	0.4	0.4
Paid-in capital	1,662.6	1,650.9
Accumulated deficit	(265.6)	(327.5)
Accumulated other comprehensive loss	(430.7)	(372.8)
Common stock in treasury	(13.9)	(8.9)
Total SPX FLOW, Inc. shareholders' equity	952.8	942.1
Noncontrolling interests	10.3	9.7
Total equity	963.1	951.8
TOTAL LIABILITIES, MEZZANINE EQUITY AND EQUITY	$2,551.8	$2,689.0

SPX FLOW, INC. AND SUBSIDIARIES
RESULTS OF REPORTABLE SEGMENTS
(Unaudited; in millions)

	As of and for the three months ended December 31,				As of and for the twelve months ended December 31,
	2018	2017	Δ	%/bps	2018	2017	Δ	%/bps
Food and Beverage
Backlog	$317.2	$371.7	$(54.5)	(14.7)%	$317.2	$371.7	$(54.5)	(14.7)%
Orders	174.6	234.7	(60.1)	(25.6)%	703.0	772.7	(69.7)	(9.0)%
Revenues	195.0	197.1	(2.1)	(1.1)%	743.9	715.9	28.0	3.9%
Gross profit	56.5	59.1	(2.6)		230.1	220.9	9.2
as a percent of revenues	29.0%	30.0%		(100)bps	30.9%	30.9%		0bps
Selling, general and administrative expense	32.3	35.0	(2.7)		134.9	138.1	(3.2)
as a percent of revenues	16.6%	17.8%		(120)bps	18.1%	19.3%		(120)bps
Intangible amortization expense	1.8	1.9	(0.1)		7.5	7.9	(0.4)
Income	$22.4	$22.2	$0.2	0.9%	$87.7	$74.9	$12.8	17.1%
as a percent of revenues	11.5%	11.3%		20bps	11.8%	10.5%		130bps

Power and Energy
Backlog	$412.3	$409.1	$3.2	0.8%	$412.3	$409.1	$3.2	0.8%
Orders	141.7	150.3	(8.6)	(5.7)%	602.4	603.8	(1.4)	(0.2)%
Revenues	147.2	151.3	(4.1)	(2.7)%	590.4	543.2	47.2	8.7%
Gross profit	44.8	44.5	0.3		174.4	158.3	16.1
as a percent of revenues	30.4%	29.4%		100bps	29.5%	29.1%		40bps
Selling, general and administrative expense	28.9	29.2	(0.3)		117.4	118.4	(1.0)
as a percent of revenues	19.6%	19.3%		30bps	19.9%	21.8%		(190)bps
Intangible amortization expense	1.1	1.1	—		4.5	4.4	0.1
Income	$14.8	$14.2	$0.6	4.2%	$52.5	$35.5	$17.0	47.9%
as a percent of revenues	10.1%	9.4%		70bps	8.9%	6.5%		240bps

Industrial
Backlog	$223.4	$217.3	$6.1	2.8%	$223.4	$217.3	$6.1	2.8%
Orders	184.5	179.9	4.6	2.6%	779.7	739.6	40.1	5.4%
Revenues	196.1	180.8	15.3	8.5%	755.8	692.4	63.4	9.2%
Gross profit	63.6	61.6	2.0		251.9	237.2	14.7
as a percent of revenues	32.4%	34.1%		(170)bps	33.3%	34.3%		(100)bps
Selling, general and administrative expense	36.1	38.1	(2.0)		145.7	145.8	(0.1)
as a percent of revenues	18.4%	21.1%		(270)bps	19.3%	21.1%		(180)bps
Intangible amortization expense	1.2	1.3	(0.1)		5.1	5.3	(0.2)
Income	$26.3	$22.2	$4.1	18.5%	$101.1	$86.1	$15.0	17.4%
as a percent of revenues	13.4%	12.3%		110bps	13.4%	12.4%		100bps

Consolidated Backlog	$952.9	$998.1	$(45.2)	(4.5)%	$952.9	$998.1	$(45.2)	(4.5)%
Consolidated Orders	$500.8	$564.9	$(64.1)	(11.3)%	$2,085.1	$2,116.1	$(31.0)	(1.5)%
Consolidated Revenues	$538.3	$529.2	$9.1	1.7%	$2,090.1	$1,951.5	$138.6	7.1%
Consolidated Segment Income	63.5	58.6	4.9	8.4%	241.3	196.5	44.8	22.8%
as a percent of revenues	11.8%	11.1%		70bps	11.5%	10.1%		140bps

Total income for reportable segments	$63.5	$58.6	$4.9		$241.3	$196.5	$44.8
Corporate expense	12.8	14.5	(1.7)		48.0	56.6	(8.6)
Pension and postretirement service costs	0.7	0.4	0.3		1.9	1.5	0.4
Asset impairment charges	14.6	0.8	13.8		14.6	4.9	9.7
Restructuring and other related charges	4.5	0.9	3.6		8.4	14.4	(6.0)
Consolidated Operating Income	$30.9	$42.0	$(11.1)	(26.4)%	$168.4	$119.1	$49.3	41.4%
as a percent of revenues	5.7%	7.9%		(220)bps	8.1%	6.1%		200bps

SPX FLOW, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended December 31,		Twelve months ended December 31,
	2018	2017	2018	2017
Cash flows from operating activities:
Net income (loss)	$(26.5)	$30.9	$44.7	$46.8
Adjustments to reconcile net income (loss) to net cash from operating activities:
Restructuring and other related charges	4.5	0.9	8.4	14.4
Asset impairment charges	14.6	0.8	14.6	4.9
Deferred income taxes	5.1	(31.0)	9.1	(31.9)
Depreciation and amortization	14.3	15.3	58.7	61.2
Stock-based compensation	2.9	3.8	15.7	15.9
Pension and employee benefits provided in stock	(2.1)	0.8	3.0	6.3
Loss (gain) on asset sales and other, net	0.1	—	0.3	(2.9)
Changes in operating assets and liabilities:
Accounts receivable and other assets	(8.6)	(3.4)	(2.0)	25.1
Contract assets and liabilities, net	10.8	14.7	(15.2)	47.1
Inventories	7.8	24.5	(18.8)	1.1
Accounts payable, accrued expenses and other	35.9	40.2	—	54.5
Cash spending on restructuring actions	(1.2)	(9.7)	(12.9)	(37.5)
Net cash from operating activities	57.6	87.8	105.6	205.0
Cash flows from (used in) investing activities:
Proceeds from asset sales and other, net	—	—	—	37.4
Capital expenditures	(8.2)	(5.7)	(25.5)	(19.4)
Net cash from (used in) investing activities	(8.2)	(5.7)	(25.5)	18.0
Cash flows used in financing activities:
Borrowings under senior credit facilities	9.0	—	78.8	125.5
Repayments of senior credit facilities	(74.0)	(105.0)	(208.8)	(313.5)
Borrowings under trade receivables financing arrangement	9.0	35.0	88.5	124.1
Repayments of trade receivables financing arrangement	(9.0)	(35.0)	(88.5)	(145.3)
Borrowings under other financing arrangements	0.5	0.5	10.7	9.9
Repayments of other financing arrangements	(4.6)	(1.2)	(9.2)	(13.8)
Minimum withholdings paid on behalf of employees for net share settlements, net	(0.4)	(0.5)	(5.0)	(4.0)
Dividends paid to noncontrolling interests in subsidiary	(0.5)	—	(2.8)	(1.5)
Net cash used in financing activities	(70.0)	(106.2)	(136.3)	(218.6)
Change in cash, cash equivalents and restricted cash due to changes in foreign currency exchange rates	12.2	6.9	5.6	44.4
Net change in cash, cash equivalents and restricted cash	(8.4)	(17.2)	(50.6)	48.8
Consolidated cash, cash equivalents and restricted cash, beginning of period	222.7	282.1	264.9	216.1
Consolidated cash, cash equivalents and restricted cash, end of period	$214.3	$264.9	$214.3	$264.9

SPX FLOW, INC. AND SUBSIDIARIES
ORGANIC REVENUE RECONCILIATION
(Unaudited)

	Three months ended December 31, 2018
	Net Revenue Growth (Decline)	Foreign Currency	Adoption of New Revenue Standard*	Organic Revenue Growth (Decline)
Food and Beverage	(1.1)%	(3.0)%	(4.3)%	6.2%
Power and Energy	(2.7)%	(2.5)%	6.1%	(6.3)%
Industrial	8.5%	(3.1)%	(1.7)%	13.3%
Consolidated	1.7%	(2.9)%	(0.5)%	5.1%

	Twelve months ended December 31, 2018
	Net Revenue Growth	Foreign Currency	Adoption of New Revenue Standard*	Organic Revenue Growth
Food and Beverage	3.9%	0.9%	1.4%	1.6%
Power and Energy	8.7%	1.0%	2.8%	4.9%
Industrial	9.2%	0.3%	0.4%	8.5%
Consolidated	7.1%	0.7%	1.4%	5.0%

*Transitioned to ASC 606 accounting for revenue recognition in Q1 2018.

SPX FLOW, INC. AND SUBSIDIARIES
CASH, DEBT AND NET DEBT RECONCILIATION
(Unaudited; in millions)

Twelve months ended December 31, 2018
Beginning cash, cash equivalents and restricted cash	$264.9

Net cash from operating activities	105.6
Capital expenditures	(25.5)
Borrowings under senior credit facilities	78.8
Repayments of senior credit facilities	(208.8)
Borrowings under trade receivables financing arrangement	88.5
Repayments of trade receivables financing arrangement	(88.5)
Borrowings under other financing arrangements	10.7
Repayments of other financing arrangements	(9.2)
Minimum withholdings paid on behalf of employees for net share settlements, net	(5.0)
Dividends paid to noncontrolling interests in subsidiary	(2.8)
Change in cash, cash equivalents and restricted cash due to changes in foreign currency exchange rates	5.6

Ending cash, cash equivalents and restricted cash	$214.3

	Debt and Net Debt at
	December 31, 2018	December 31, 2017
Term loan	$140.0	$270.0
5.625% senior notes, due in August 2024	300.0	300.0
5.875% senior notes, due in August 2026	300.0	300.0
Other indebtedness	37.3	35.8
Less: deferred financing fees	(8.0)	(10.2)
Total debt	$769.3	$895.6

Total debt	$769.3	$895.6
Less: cash and equivalents	(213.3)	(263.7)
Net debt	$556.0	$631.9

SPX FLOW, INC. AND SUBSIDIARIES
FREE CASH FLOW RECONCILIATION
(Unaudited; in millions)

	Three months ended		Twelve months ended		2019
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017	Mid-Point Guidance
Net cash from operating activities	$57.6	$87.8	$105.6	$205.0	$145
Capital expenditures	(8.2)	(5.7)	(25.5)	(19.4)	(30)
Free cash flow from operations	$49.4	$82.1	$80.1	$185.6	$115

SPX FLOW, INC. AND SUBSIDIARIES
ADJUSTED OPERATING INCOME RECONCILIATION
(Unaudited; in millions)

	Three months ended		Twelve months ended		2019
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017	Mid-Point Guidance
Operating income	$30.9	$42.0	$168.4	$119.1	189
Asset impairment charges	14.6	0.8	14.6	4.9	—
Certain restructuring and other related charges	3.5	0.9	3.5	14.4	13
Adjusted operating income	$49.0	$43.7	$186.5	$138.4	$202

SPX FLOW, INC. AND SUBSIDIARIES
EBITDA AND ADJUSTED EBITDA RECONCILIATION
(Unaudited; in millions)

	Three months ended		Twelve months ended		2019
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017	Mid-Point Guidance
Net income (loss) attributable to SPX FLOW, Inc.	$(27.1)	$30.7	$44.0	$46.4	$102

Income tax provision (benefit)	49.2	(1.1)	71.1	11.1	42
Interest expense, net	10.9	15.3	47.1	62.5	42
Depreciation and amortization	14.3	15.3	58.7	61.2	58
EBITDA	47.3	60.2	220.9	181.2	243
Certain restructuring and other related charges(1)	3.5	0.9	3.5	14.4	13
Asset impairment charges	14.6	0.8	14.6	4.9	—
Adjusted EBITDA	65.4	61.9	239.0	200.5	255
Non-cash compensation expense	2.9	5.0	18.1	21.6	16
Non-service pension and postretirement-related costs (benefits)	(3.4)	(4.3)	(1.9)	(4.4)	1
Interest income	2.3	1.2	7.4	4.7	8
Loss (gain) on asset sales and other, net	0.1	—	0.3	(2.9)	—
Other restructuring and other related charges	1.0	—	4.9	—	5
Other	0.1	0.1	0.7	0.6	1
Bank consolidated EBITDA	$68.4	$63.9	$268.5	$220.1	$287
(1)    Amounts in the 2018 periods relate to the rationalization of a Food and Beverage segment business.

SPX FLOW, INC. AND SUBSIDIARIES
ADJUSTED DILUTED EARNINGS PER SHARE RECONCILIATION
(Unaudited)

	Three months ended		Twelve months ended		2019
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017	Mid-Point Guidance
Diluted earnings (loss) per share	$(0.64)	$0.72	$1.03	$1.10	$2.37
Asset impairment charges, net of tax	0.34	0.01	0.34	0.07	—
Certain restructuring and other related charges, net of tax	0.08	0.02	0.08	0.30	0.20
Discrete tax charges (benefits), primarily Tax Cuts and Jobs Act and other	0.88	(0.23)	0.87	(0.20)	—
Adjusted diluted earnings per share	$0.66	$0.52	$2.32	$1.27	$2.57